Exhibit 4.2

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                             SFAC NEW HOLDINGS, INC.

                                 $587,025,331.77

            13% SERIES A SENIOR SECURED DISCOUNT DEBENTURES DUE 2009

                                       AND

            13% SERIES B SENIOR SECURED DISCOUNT DEBENTURES DUE 2009

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                                    INDENTURE

                            Dated as of June 11, 1999

                  --------------------------------------------


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                     UNITED STATES TRUST COMPANY OF NEW YORK

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                                     Trustee

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                                TABLE OF CONTENTS

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ARTICLE 1      DEFINITIONS AND INCORPORATION BY REFERENCE......................1
        Section 1.1   Definitions..............................................1
        Section 1.2   Other Definitions.......................................19
        Section 1.3   Incorporation by Reference of Trust Indenture Act.......19
        Section 1.4   Rules of Construction...................................20

ARTICLE 2      THE DEBENTURES.................................................20
        Section 2.1   Form and Dating.........................................20
        Section 2.2   Execution and Authentication............................21
        Section 2.3   Registrar and Paying Agent..............................22
        Section 2.4   Paying Agent to Hold Money in Trust.....................22
        Section 2.5   Holder Lists............................................22
        Section 2.6   Transfer and Exchange...................................23
        Section 2.7   Replacement Debentures..................................29
        Section 2.8   Outstanding Debentures..................................30
        Section 2.9   Treasury Debentures.....................................30
        Section 2.10  Temporary Debentures....................................30
        Section 2.11  Cancellation............................................31
        Section 2.12  Defaulted Interest......................................31

ARTICLE 3      REDEMPTION AND PREPAYMENT......................................31
        Section 3.1   Notices to Trustee......................................31
        Section 3.2   Selection of Debentures To Be Redeemed..................31
        Section 3.3   Notice of Redemption....................................32
        Section 3.4   Effect of Notice of Redemption..........................33
        Section 3.5   Deposit of Redemption Price.............................33
        Section 3.6   Debentures Redeemed in Part.............................33
        Section 3.7   Optional Redemption.....................................34
        Section 3.8   Mandatory Redemption....................................34
        Section 3.9   Offer to Purchase by Application of Excess Proceeds.....34

ARTICLE 4      COVENANTS......................................................36
        Section 4.1   Payment of Debentures...................................36
        Section 4.2   Maintenance of Office or Agency.........................37
        Section 4.3   Reports.................................................37
        Section 4.4   Compliance Certificate..................................38
        Section 4.5   Taxes...................................................39
        Section 4.6   Stay, Extension and Usury Laws..........................39
        Section 4.7   Restricted Payments.....................................39
        Section 4.8   Dividend and Other Payment Restrictions
                      Affecting Subsidiaries..................................41


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        Section 4.9   Incurrence of Indebtedness and Issuance
                      of Preferred Stock......................................41
        Section 4.10  Asset Sales.............................................44
        Section 4.11  Transactions with Affiliates............................45
        Section 4.12  Liens...................................................46
        Section 4.13  Accounts Receivable Subsidiary..........................46
        Section 4.14  Corporate Existence.....................................48
        Section 4.15  Offer to Repurchase Upon Change of Control..............49
        Section 4.16  Rights Offering.........................................50

ARTICLE 5      SUCCESSORS.....................................................51
        Section 5.1   Merger, Consolidation, or Sale of Assets................51
        Section 5.2   Successor Corporation Substituted.......................52

ARTICLE 6      DEFAULTS AND REMEDIES..........................................52
        Section 6.1   Events of Default.......................................52
        Section 6.2   Acceleration............................................54
        Section 6.3   Other Remedies..........................................55
        Section 6.4   Waiver of Past Defaults.................................55
        Section 6.5   Control by Majority.....................................55
        Section 6.6   Limitations on Suits....................................55
        Section 6.7   Rights of Holders of Debentures to Receive Payment......56
        Section 6.8   Collection Suit by Trustee..............................56
        Section 6.9   Trustee May File Proofs of Claim........................56
        Section 6.10  Priorities..............................................57
        Section 6.11  Undertaking for Costs...................................57

ARTICLE 7      TRUSTEE........................................................58
        Section 7.1   Duties of Trustee.......................................58
        Section 7.2   Rights of Trustee.......................................59
        Section 7.3   Individual Rights of Trustee............................60
        Section 7.4   Trustee's Disclaimer....................................60
        Section 7.5   Notice of Defaults......................................60
        Section 7.6   Reports by Trustee to Holders of the Debentures.........60
        Section 7.7   Compensation and Indemnity..............................61
        Section 7.8   Replacement of Trustee..................................62
        Section 7.9   Successor Trustee by Merger, Etc........................63
        Section 7.10  Eligibility; Disqualification...........................63
        Section 7.11  Preferential Collection of Claims Against Holdings......63

ARTICLE 8      LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................63
        Section 8.1   Option to Effect Legal Defeasance or
                      Covenant Defeasance.....................................63


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        Section 8.2   Legal Defeasance and Discharge..........................63
        Section 8.3   Covenant Defeasance.....................................64
        Section 8.4   Conditions to Legal or Covenant Defeasance..............64
        Section 8.5   Deposited Money and Government Securities
                      to be Held in Trust; Other Miscellaneous Provisions.....66
        Section 8.6   Repayment to Company....................................67
        Section 8.7   Reinstatement...........................................67

ARTICLE 9      AMENDMENT, SUPPLEMENT AND WAIVER...............................67
        Section 9.1   Without Consent of Holders of Debentures................67
        Section 9.2   With Consent of Holders of Debentures...................68
        Section 9.3   Compliance with Trust Indenture Act.....................70
        Section 9.4   Revocation and Effect of Consents.......................70
        Section 9.5   Notation on or Exchange of Debentures...................70
        Section 9.6   Trustee to Sign Amendments, Etc.........................70

ARTICLE 10     COLLATERAL AND SECURITY........................................71
        Section 10.1  Pledge Agreement........................................71
        Section 10.2  Recording and Opinions..................................71
        Section 10.3  Release of Collateral...................................72
        Section 10.4  Certificates of Holdings................................73
        Section 10.5  Certificates of the Trustee.............................73
        Section 10.6  Authorization of Actions to Be Taken by
                      the Trustee Under the Pledge Agreement..................73
        Section 10.7  Authorization of Receipt of Funds by
                      the Trustee Under the Pledge Agreement..................73
        Section 10.8  Termination of Security Interest........................74

ARTICLE 11     MISCELLANEOUS..................................................74
        Section 11.1  Trust Indenture Act Controls............................74
        Section 11.2  Notices.................................................74
        Section 11.3  Communication by Holders of Debentures with
                      Other Holders of Debentures.............................75
        Section 11.4  Certificate and Opinion as to Conditions Precedent......75
        Section 11.5  Statements Required in Certificate or Opinion...........76
        Section 11.6  Rules by the Trustee and Agents.........................76
        Section 11.7  No Personal Liability of Directors, Officers,
                      Employees and Stockholders..............................76
        Section 11.8  Governing Law...........................................76
        Section 11.9  No Adverse Interpretation of Other Agreements...........76
        Section 11.10 Successors..............................................77
        Section 11.11 Severability............................................77


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        Section 11.12 Counterpart Originals...................................77
        Section 11.13 Table of Contents, Headings, Etc........................77

                                    SCHEDULES

Schedule 1     -      Transaction Liens
Schedule 2     -      SFC Sale Assets

                                    EXHIBITS

Exhibit A      -      FORM OF DEBENTURE
Exhibit B      -      CERTIFICATE OF TRANSFEROR
Exhibit C      -      FORM OF PLEDGE AGREEMENT


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            INDENTURE dated as of June 11, 1999 between SFAC New Holdings, Inc., a Delaware corporation ("Holdings"), and United States Trust Company of New
York, as trustee (the "Trustee").

            Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Series A Senior Secured Discount Debentures due 2009 (the "Series A Debentures") and the 13% Series B Senior Secured Discount Debentures due 2009 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures"):

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

            Section 1.1 Definitions.

            "Accounts Receivable Agreements" means (i) the Pooling Agreement dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, the Company or SFC, as Master Servicer, and The Chase Manhattan Bank, as trustee on behalf of the Certificateholders, (ii) the Series 1998-1 Supplement to the Pooling Agreement, dated as of March 31, 1998, as amended, among the Accounts Receivable Subsidiary, the Company or SFC, as Master Servicer, and The Chase Manhattan Bank, as trustee on behalf of the Certificateholders, (iii) the Servicing Agreement dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, the Company or SFC, as Master Servicer, certain subsidiaries of the Company, as Servicers, and The Chase Manhattan Bank, as trustee, (iv) the Amended and Restated Receivables Sale Agreement, dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, the Company or SFC, as Master Servicer, and certain subsidiaries of the Company, as Sellers and (v) any related instruments and agreements executed in connection therewith, together with any replacement or additional Pooling Agreements and Receivables Sale Agreements, and including any related instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same parties.

            "Accounts Receivable Discount" means, with respect to any account receivable sold by the Company or any of its Subsidiaries to the Accounts Receivable Subsidiary, (a) the difference between (i) the face amount of such account receivable and (ii) the aggregate amount of consideration (after giving effect to any subsequent adjustments thereto) received upon the sale of such account receivable (with any Accounts Receivable Subsidiary Notes received as consideration in such sale being valued at the principal amount thereof for this purpose), less (b) the amount of such

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difference that is calculated on the basis of, or with reference to, (i) the historical bad debt allowance or accounts receivable write-offs of the seller of such account receivable, (ii) fees and other operating expenses of the Accounts Receivable Subsidiary payable to Persons other than Holdings and its Subsidiaries and acquirors of accounts receivable or participation interests therein (in their capacity as acquirors) to the extent that such fees and expenses do not exceed such amounts as would be obtained in an arm's-length transaction and (iii) credits to the obligor of such account receivable applied to the face amount of such account receivable in respect of discount expense (including prompt payment and volume discounts), rebates, refunds, promotional allowances, billing error expense and similar adjustments made by the seller of such account receivable to the face amount thereof.

            "Accounts Receivable Subsidiary" means a Wholly Owned Subsidiary of the Company designated as such by the Company, (a) that has total assets at the time of such designation with a book value of $100,000 or less and (b) with which neither the Company nor any other Subsidiary of the Company has any obligation (i) to subscribe for additional shares of Capital Stock or other equity interests therein (other than to finance the purchase of additional accounts receivable of the Company and its Subsidiaries) or (ii) to maintain or preserve such Accounts Receivable Subsidiary's financial condition or to cause it to achieve certain levels of operating results.

            "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purpose of accounts receivable.

            "Accreted Value" means (i) with respect to the Debentures, the sum of (a) the stated principal amount of each Debenture at the Original Issue Date plus (b) the interest accrued (and deferred) at a rate of 13% per annum on such principal amount through June 15, 2004, compounded semi-annually on each June 15 and December 15, from the Original Issue Date through the date of determination and (ii) with respect to the SFAC 13% Debentures, "Accreted Value" as defined in the SFAC 13% Debenture.

            "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or

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policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control, (ii) no lender party to the Term Loan Agreement or the Revolving Credit Agreement (or any of its affiliates) shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries solely by virtue of being party to the Term Loan Agreement or the Revolving Credit Agreement and (iii) an officer of a Person shall not be deemed an Affiliate of such Person unless such officer directly or indirectly controls such Person.

            "Agent" means any Registrar or Paying Agent.

            "Archway" means Archway Cookies, LLC, a Delaware limited liability company and a Wholly Owned Subsidiary of Mother's.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the Board of Directors of Holdings, or any authorized committee of the Board of Directors.

            "Business Day" means each day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

            "Cash Equivalents" means (i) cash, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Term Loan Agreement or the Revolving Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper issued by any lender party to the Term Loan Agreement or the Revolving Credit Agreement (or the parent company of any such lender) and commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

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            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings, SFC Sub, SFC or SFAC to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals of their Specified Parties), (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings, SFC Sub, SFC or SFAC, (iii) the consummation of any transaction the result of which is that any Person or group (other than the Principals and their Specified Parties) owns, directly or indirectly, more of the voting power of the voting stock of Holdings, SFC Sub, SFC or SFAC other than the Principals and their Specified Parties, (iv) the first day on which a majority of the members of the Board of Directors of Holdings, SFC Sub, SFC or SFAC are not Continuing Directors and (v) Holdings ceases to own 100% of the outstanding Equity Interests (other than Permitted Preferred Stock) of the Company. For the purposes of the foregoing sentence, any shares of voting stock that are required to be voted for a nominee of any Principal or Specified Party pursuant to a binding agreement between the holder thereof and such Principal or Specified Party will be deemed to be held by such Principal or Specified Party, as the case may be, for purposes of determining the percentage of voting power held by any Person.

            "Collateral" means any assets of Holdings defined as Collateral in the Pledge Agreement.

            "Collateral Agent" shall have the meaning set forth in the Pledge Agreement.

            "Company" means SFC New Holdings, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Holdings.

            "Company Note Offering" means the offering of the Senior Notes and the Senior Subordinated Notes by the Company.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) all depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any non-cash charge constituting an extraordinary item of loss or expense and any non-cash charge that requires an accrual of or a reserve for cash charges for any future period) of such

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Person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus (e) one-third of all operating lease payments of such Person paid or accrued during such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (f) without duplication, the amount of Accounts Receivable Discount attributable to, and any commitment, availability or other fees payable to the Accounts Receivable Subsidiary in respect of, sales of accounts receivable by such Person and its Subsidiaries to the Accounts Receivable Subsidiary during such period to the extent such amount was deducted in computing Consolidated Net Income for such period.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person (other than the Accounts Receivable Subsidiary) that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the Net Income of any Subsidiary of the referent Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior government approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (or the Accounts Receivable Subsidiary) or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

            "Consolidated Net Worth" means, with respect to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

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            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings, SFC Sub, SFC or SFAC, as applicable, who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to Holdings.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Debenture Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

            "Debentureholder Common Stock" means the aggregate of shares of common stock of Holdings issued on the Original Issue Date to the Holders.

            "Default means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Debentures" means Debentures that are in the form of Exhibit A attached hereto and that do not include the information called for by footnotes 1 and 2 thereof.

            "Depository" means, with respect to the Debentures issuable in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Debentures, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

            "Disqualified Stock" means, with respect to the Debentures, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Debentures mature.

            "85% Owned Subsidiary" of a Person means any Subsidiary of such Person at least 85% of the outstanding Capital Stock (other than, in the case of the Company, Permitted Preferred Stock) or other ownership interests (including at least 51% of the outstanding voting Capital Stock or other voting ownership interests) of which are owned directly or indirectly by such Person.

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            "11% Debenture Indenture" means that certain indenture, dated as of the date hereof, by and between SFC Sub and United States Trust Company of New York, as trustee, as amended or supplemented from time to time, relating to the 11% Debentures.

            "11% Debentures" means, collectively, SFC Sub's 11% Series A Senior Subordinated Discount Debentures due 2009 and SFC Sub's 11% Series B Senior Subordinated Discount Debentures due 2009, issued pursuant to the 11% Debenture Indenture.

            "11 1/4% Senior Indenture" means that certain indenture, dated as of the date hereof, by and between the Company and United States Trust Company of New York, as trustee, as amended and supplemented from time to time, relating to the 11 1/4% Senior Notes.

            "11 1/4% Senior Notes" means, collectively, the Company's 11 1/4% Series A Senior Notes due 2001 and the Company's 11 1/4% Series B Senior Notes due 2001, issued pursuant to the 11 1/4% Senior Indenture.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means the offer that may be made by Holdings pursuant to the Registration Rights Agreement to exchange Series A Debentures for Series B Debentures.

            "Existing Indebtedness" means Indebtedness of Holdings and its Subsidiaries (other than under the Term Loan Agreement, the Revolving Credit Agreement and the Note Indentures) in existence on the date of this Indenture, until such amounts are repaid.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or consummates an Asset Sale or any Material Acquisition subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred

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stock, or the consummation of such Asset Sale or such Material Acquisition, as if the same had occurred at the beginning of the applicable period. For purposes of calculating the Fixed Charge Coverage Ratio of Holdings or the Company for any period commencing prior to the date of the Transaction, pro forma effect shall be given to the Transaction, as if the same had occurred at the beginning of such period.

            "Fixed Charges" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations but excluding amortization of deferred financing fees), excluding, in the case of Holdings, the interest expense of the Accounts Receivable Subsidiary with respect to Non-Recourse Indebtedness, plus (b) the interest expense of any other Person for such period with respect to Indebtedness that is guaranteed by the referent Person, plus (c) the product of
(i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, plus (d) one-third of all operating lease payments of such Person paid or accrued during such period, in each case, on a consolidated basis and in accordance with GAAP, plus (e) the amount of Accounts Receivable Discount attributable to, and any commitment, availability or other fees payable to the Accounts Receivables Subsidiary in respect of, sales of accounts receivable by such Person and its Subsidiaries to the Accounts Receivable Subsidiary during such period.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Debenture" means a Debenture that is in the form of Exhibit A attached hereto that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap

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agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means a Person in whose name a Debenture is registered.

            "Indebtedness" means, with respect to any Person, the principal amount of any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Initial Exchange Offer" means the exchange offer for the SFAC 13% Debentures made by Holdings in accordance with the terms and conditions set forth in the Offering Circular.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York City or at a place of payment are authorized by law or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday), and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

            "Marketable Securities" means, in connection with any Asset Sale, any readily marketable equity or debt securities that are received by Holdings or any Subsidiary of Holdings as consideration for such Asset Sale and are (a) traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System and (b) issued by a corporation that has outstanding one or more issues of debt or preferred stock securities that are rated investment grade by Moody's Investor Services, Inc. or Standard & Poor's Corporation; provided, that in no event shall the excess of the aggregate amount of securities of any one such corporation held immediately following the consummation of any Asset Sale by Holdings and its Subsidiaries over 10 times the average daily trading volume of such securities during the 20 trading days immediately preceding the consummation of such Asset Sale by deemed Marketable Securities.

            "Material Acquisition" means any material acquisition of a business, Capital Stock, property or assets or any other material transaction as a result of which a Person becomes a Subsidiary of Holdings. For the purposes of this definition, an acquisition or other transaction shall be deemed "material" if it has an aggregate value of $5 million or more.

            "Metz" means Metz Baking Company, an Iowa corporation and a Wholly Owned Subsidiary of the Company.

            "Mother's" means Mother's Cake & Cookie Co., a California corporation and a Wholly Owned Subsidiary of the Company.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provisions for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

            "Non-Recourse Indebtedness" of any Person means Indebtedness of such Person that (i) is not guaranteed by any other Person (except a Wholly Owned Subsidiary of the referent Person), (ii) is not recourse to and does not obligate any other Person (except a Wholly Owned Subsidiary of the referent Person) in any way, (iii) does not subject any property or assets of any other Person (except a Wholly Owned Subsidiary of the referent Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof and (iv) is not required by GAAP to be reflected on the financial statements of any other Person (other than a Subsidiary of the referent Person) prepared in accordance with GAAP.

            "Note Indentures" means, collectively, the 11 1/4% Senior Indenture, the 12 1/8% Senior Indenture and the Senior Subordinated Indenture.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering Circular" means the Offer to Exchange and Consent Solicitation of Holdings dated May 10, 1999 pursuant to which Holdings (i) offered to exchange the Debentures and Debentureholder Common Stock for any and all of the SFAC 13% Debentures and (ii) solicited consents from the holders of the SFAC 13% Debentures to certain amendments to the SFAC 13% Indenture.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate that meets the requirements of Section 11.5 hereof and is signed on behalf of Holdings by the Chairman of the Board, the President or any Vice President and by the Treasurer, or Assistant Treasurer, the Secretary or Assistant Secretary.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be an employee of or counsel to Holdings, any Subsidiary of Holdings or the Trustee.

            "Original Issue Date" means the first day on which the Debentures are issued.

            "Permitted Investments" means (a) any Investments in Holdings or in an 85% Owned Subsidiary of Holdings that is engaged in the same or a similar or related line of business as Holdings or any of its Subsidiaries were engaged in on the date of this Indenture; (b) any investments in Cash Equivalents; (c) Investments by Holdings or any Subsidiary of Holdings in a Person that is engaged in the same or a similar or related line of business as Holdings or any of its Subsidiaries were engaged in on the date of this Indenture, if as a result of such Investment (i) such Person becomes an 85% Owned Subsidiary of Holdings or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or an 85% Owned Subsidiary of Holdings; (d) Investments in the Accounts Receivable Subsidiary permitted by Section 4.13 hereof; (e) Investments in agricultural commodities futures, options and other hedging obligations in the ordinary course of business; and (f) Investments (in addition to Investments permitted by the foregoing clauses (a) through (e)) that, in the aggregate, do not exceed $25 million at any one time outstanding.

            "Permitted Liens" means (a) Liens securing Indebtedness of Subsidiaries of Holdings permitted under Section 4.9 hereof; (b) Liens in favor of Holdings and its Wholly Owned Subsidiaries; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with Holdings or any Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation; (d) Liens on property existing at the time of acquisition thereof by Holdings or any Subsidiary of Holdings; provided, that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens existing on the date of the SFAC 13% Indenture (including the Accounts Receivable Agreements) and Liens created on the date hereof in connection with the Transaction as set forth on Schedule 1 attached hereto and renewals, extensions and replacements thereof; provided, that such renewals, extensions or renewals shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of Obligations secured thereby; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business; (h) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (j) easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances and title defects which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries; (k) any Lien arising pursuant to any order of attachment, distraint or other legal process arising in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby; (l) licenses for the use of intellectual property rights or like intangible assets; and (m) Liens incurred in the ordinary course of business of Holdings or any Subsidiary of Holdings with respect to obligations that do not exceed $5 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit).

            "Permitted Preferred Stock" means preferred stock of the Company that (i) ranks senior to the common stock of the Company in respect of dividends and distributions in a liquidation of the Company; (ii) does not mature or is not mandatorily redeemable, pursuant to a sinking fund or otherwise, or redeemable at the option of the holder thereof, in whole or in part, prior to June 15, 2010; (iii) provides that dividends may be paid, at the option of the Company, by the issuance of additional shares of Permitted Preferred Stock, or if permitted under the terms of the Company's outstanding indebtedness, in cash after June 15, 2005; and (iv) is issued by the Company in compliance with
Section 4.16.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "PIK Notes" means any additional Senior Subordinated Notes issued by the Company as interest payable-in-kind in lieu of a cash payment of $5.00 per $1,000 principal amount of Senior Subordinated Notes due on the interest payment date for such Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Indenture.

            "Pledge Agreement" means that certain Pledge Agreement, dated as of the date of this Indenture and substantially in the form attached as Exhibit C hereto, as such agreement may be amended, modified or supplemented from time to time.

            "Principal Business Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest), directly or indirectly, in one or a series of related transactions, of all of the Capital Stock or all or substantially all of the properties and assets of Mother's, Metz or Archway, other than the SFC Sale Assets.

            "Principals" means Haas Wheat & Partners Incorporated, Acadia Partners, L.P. and Keystone, Inc.

            "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,
(b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Receivables Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's-length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

            "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of June 11, 1999 by and among Holdings and the Holders, as such agreement may be amended, modified or supplemented from time to time.

            "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of March 16, 1998 by and among certain Subsidiaries of SFC, the lenders party thereto and DLJ Funding Corp., as administrative agent, providing for up to $125 million in aggregate principal amount of revolving loans and letters of credit, together with any replacement or additional loan agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

            "Rights Offering" means the issuance by the Company of Permitted Preferred Stock through a rights offering mechanism.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Notes" means, collectively, the Company's 11 1/4% Senior Notes and the Company's 12 1/8% Senior Notes.

            "Senior Revolving Debt" means all Obligations from time to time outstanding under the Revolving Credit Agreement.

            "Senior Subordinated Indenture" means that certain indenture, dated as of June 11, 1999, by and between the Company and U.S. Trust Company of Texas, N.A., as trustee, as amended or supplemented from time to time, relating to the Senior Subordinated Notes.

            "Senior Subordinated Notes" means, collectively, the Company's 13 1/4% Series A Senior Subordinated Notes due 2003 and the Company's 13 1/4% Series B Senior Subordinated Notes due 2003, issued pursuant to the Senior Subordinated Indenture.

            "Senior Term Debt" means all Obligations from time to time outstanding under the Term Loan Agreement.

            "SFAC" means Specialty Foods Acquisition Corporation, a Delaware corporation.

            "SFAC 13% Debentures" means the 13% Senior Secured Discount Debentures due 2005 issued pursuant to the SFAC 13% Indenture.

            "SFAC 13% Indenture" means the indenture dated as of August 16, 1993, by and between SFAC and United States Trust Company of New York, as trustee, as amended or supplemented from time to time, relating to the SFAC 13% Debentures.

            "SFC" means Specialty Foods Corporation, a Delaware corporation, and a Wholly Owned Subsidiary of SFAC.

            "SFC 11 1/8% Senior Notes" means the 11 1/8% Senior Notes due 2002 issued by SFC pursuant to the SFC 11 1/8% Senior Indenture.

            "SFC 11 1/8% Senior Indenture" means that certain Indenture, dated as of July 17, 1995, by and between SFC and United States Trust Company of New York, as trustee, as amended from time to time, relating to the SFC 11 1/8% Senior Notes.

            "SFC Exchange Offers" means the Offers to Exchange and Consent Solicitations of the Company dated May 10, 1999 pursuant to which the Company
(i) offered to exchange (a) up to $225,000,000 aggregate principal amount of 11 1/4% Senior Notes and up to $5,659,368 aggregate principal amount of 11% Debentures for all outstanding SFC 10 1/4% Senior Notes; (b) up to $150,000,000 aggregate principal amount of 12 1/8% Senior Notes and up to $3,772,912 aggregate principal amount of 11% Debentures for all outstanding SFC 11 1/8% Senior Notes; and (c) up to $200,000,000 aggregate principal amount of Senior Subordinated Notes and up to $18,864,558 aggregate principal amount of 11% Debentures for all outstanding SFC Subordinated Notes; and (ii) solicited consents from the holders of the SFC Notes to certain amendments to the indentures pursuant to which such SFC Notes were issued.

            "SFC Notes" means, collectively, the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes and the SFC Subordinated Notes.

            "SFC Sale Assets" means the real estate of Mother's, Metz and Archway listed on Schedule 2 attached hereto which is being held for sale by SFC as of the date of this Indenture.

            "SFC Senior Notes" means, collectively, the SFC 10 1/4% Senior Notes and the SFC 11 1/8% Senior Notes.

            "SFC Sub" means SFC Sub, Inc., a Delaware corporation, and a Wholly Owned Subsidiary of SFC.

            "SFC Subordinated Notes" means the 11 1/4% Senior Subordinated Notes due 2003 issued by SFC pursuant to the SFC Subordinated Note Indenture.

            "SFC Subordinated Note Indenture" means that certain Indenture, dated as of August 16, 1993, by and between SFC and United States Trust Company of New York, as trustee, as amended from time to time, relating to the SFC Subordinated Notes.

            "SFC 10 1/4% Senior Notes" means the 10 1/4% Senior Notes due 2001 issued by SFC pursuant to the SFC 10 1/4% Senior Indenture.

            "SFC 10 1/4% Senior Indenture" means that certain Indenture, dated as of August 16, 1993, by and between SFC and United States Trust Company of New York, as trustee, as amended from time to time, relating to the SFC 10 1/4% Senior Notes.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

            "Specified Party" with respect to any Principal means (A) any controlling stockholder or partner, a direct or indirect 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal, (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or the succeeding clauses (D) or (E), (C) any partner or stockholder of any Principal as of the date of this Indenture who acquires any assets or voting stock of Holdings, SFC Sub, SFC or SFAC pursuant to a general distribution by such Principal to each of its partners or stockholders, (D) any officer or director of any Principal as of the date of this Indenture or (E) co-investment entities established by any Principal within 90 days of the date of this Indenture and controlled by such Principal, any affiliated party (including any officer or director) of such Principal or of the general partner of such Principal (or of the general partner of any general partner of such Principal) or any combination of the foregoing; provided, however, that (x) each of Douglas D. Wheat, and HWP Specialty Partners, L.P. shall be deemed a Specified Party of Haas Wheat & Partners Incorporated and (y) any officer or director of Oak Hill Partners, Inc. as of the date of this Indenture shall be deemed a Specified Party of Acadia Partners, L.P. and Keystone, Inc.

            "Subsidiary" of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of Holdings or of any of its other Subsidiaries.

            "Tax Sharing Agreement" means the Tax Sharing Agreement, as amended, dated as of August 16, 1993, between SFAC and SFC, as amended to include Holdings and the Company as of the date of the Indenture.

            "Term Loan Agreement" means that certain Term Loan Agreement, dated as of August 16, 1993, by and among SFC, the lenders party thereto and Chemical Bank, as administrative agent, providing for up to $315 million in aggregate principal amount of term loans, together with any replacement or additional credit agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Transaction" means the corporate and financial restructuring of SFAC, SFC and their Subsidiaries, including Holdings, the Company and SFC Sub, described in the Offering Circular, of which the SFC Exchange Offers and the Initial Exchange Offer are two components.

            "Transfer Restricted Debentures" means each Debenture, until the earliest to occur of (a) the date on which such Debenture is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Debenture has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement pursuant to the Registration Rights Agreement and (c) the date on which such Debenture is distributed to the public pursuant to Rule 144 under the Securities Act.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "12 1/8% Senior Indenture" means that certain indenture, dated as of June 11, 1999, by and between the Company and the United States Trust Company of New York, as trustee, as amended or supplemented from time to time, relating to the 12 1/8% Senior Notes.

            "12 1/8% Senior Notes" means the Company's 12 1/8% Series A Senior Notes due 2002 and the Company's 11 1/8% Series B Senior Notes due 2002, issued pursuant to the 12 1/8% Senior Indenture.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other scheduled required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

            "Wholly Owned Subsidiary"of any Person means a Subsidiary of such Person all of the outstanding Capital Stock (other than, in the case of the Company, Permitted Preferred Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            Section 1.2 Other Definitions. Terms not otherwise defined herein shall have the meanings assigned to them in the Debentures. As used in this Indenture, the following terms shall have the meanings assigned in the Sections referred to opposite such terms below.

                                                         Defined in
             Term                                          Section
             ----                                          -------

       "Affiliate Transaction"..........................    4.11
       "Asset Sale".....................................    4.10
       "Asset Sale Offer"...............................     3.9
       "Change of Control Offer"........................    4.15
       "Change of Control Payment"......................    4.15
       "Change of Control Payment Date".................    4.15
       "Covenant Defeasance"............................     8.3
       "DLJSC"..........................................    4.11
       "DTC"............................................     2.3
       "Event of Default"...............................     6.1
       "Excess Proceeds"................................    4.10
       "Final Payment Default"..........................     6.1
       "incur"..........................................     4.9
       "Legal Defeasance"...............................     8.2
       "Offer Amount"...................................     3.9
       "Offer Period"...................................     3.9
       "Offering".......................................    4.16
       "Paying Agent"...................................     2.3
       "Payment Default"................................     6.1
       "Permitted Refinancing"..........................     4.9
       "Purchase Date"..................................     3.9
       "Refinancing Indebtedness".......................     4.9
       "Registrar"......................................     2.3
       "Restricted Payments"............................     4.7

            Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Debentures;

            "indenture security holder" means a Holder of a Debenture;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Debentures means Holdings and any successor obligor upon the Debentures.

            All other terms used in this Indenture that are defined by the TIA defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

            Section 1.4 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
      and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                 THE DEBENTURES

            Section 2.1 Form and Dating. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto), or in definitive form, substantially in the form of Exhibit A hereto (not including footnotes 1 and 2 thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

            Section 2.2 Execution and Authentication. Two Officers shall sign the Debentures for Holdings by manual or facsimile signature Holdings' seal shall be reproduced on the Debentures and may be in facsimile form.

            If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

            A Debenture shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

            The Trustee shall, upon receipt of a written order of Holdings signed by two Officers, authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

            The Trustee may appoint an authenticating agent acceptable to Holdings to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings or an Affiliate of Holdings.

            Section 2.3 Registrar and Paying Agent. Holdings shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings shall notify the Trustees in writing of the name and address of any Agent not a party to this Indenture. If Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.

            Holdings initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Debentures.

            Holdings initially appoints the Trustee to act as the Registrar, Paying Agent and the Debenture Custodian with respect to the Global Debentures.

            Section 2.4 Paying Agent to Hold Money in Trust. Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Debentures, and will notify the Trustee of any default by Holdings in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or a Subsidiary) shall have no further liability for the money. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings, the Trustee shall serve as Paying Agent and conversion agent (if any) for the Debentures.

            Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, Holdings shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures.

            Section 2.6 Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Debentures. When Definitive Debentures are presented by a Holder to the Registrar with a request:

                        (x) to register the transfer of the Definitive
            Debentures; or

                        (y) to exchange such Definitive Debentures for an equal
            principal amount of Definitive Debentures of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Debentures presented or surrendered for register of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                  (ii) in the case of a Definitive Debenture that is a Transfer Restricted Debenture, such request shall be accompanied by the following additional information and documents, as applicable:

                        (A) If such Transfer Restricted Debenture is being
            delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                        (B) if such Transfer Restricted Debenture is being
            transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                        (C) if such Transfer Restricted Debenture is being
            transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to Holdings and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Transfer of a Definitive Debenture for a Beneficial Interest in a Global Debenture. A Definitive Debenture may not be exchanged for a beneficial interest in a Global Debenture except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                        (i) if such Definitive Debenture is a Transfer Restricted Debenture, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Debenture is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                        (ii) whether or not such Definitive Debenture is a Transfer Restricted Debenture, written instructions from the Holder thereof directing the Trustee to make, or to direct the Debenture Custodian to make, an endorsement on the Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Debenture, in which case the Trustee shall cancel such Definitive Debenture and cause, or direct the Debenture Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, the aggregate principal amount of Debentures represented by the Global Debenture to be increased accordingly. If no Global Debentures are then outstanding, Holdings shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate a new Global Debenture in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Debentures. The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and the procedures of the Depository therefor.

                  (d) Transfer of a Beneficial Interest in a Global Debenture for a Definitive Debenture.

                        (i) Any Person having a beneficial interest in a Global Debenture may upon written request exchange such beneficial interest for a Definitive Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Debenture, and, in the case of a Transfer Restricted Debenture, the following additional information and documents (all of which may be submitted by facsimile):

                              (A) if such beneficial interest is being
            transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                              (B) if such beneficial interest is being
            transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                              (C) if such beneficial interest is being
            transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to Holdings and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

      In which case the Trustee or the Debenture Custodian, at the direction of the Trustees, shall, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, cause the aggregate principal amount of Global Debentures to be reduced accordingly and, following such reduction, Holdings shall execute and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate and deliver to the transferee a Definitive Debenture in the appropriate principal amount.

                        (ii) Definitive Debentures issued in exchange for a beneficial interest in a Global Debenture pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Debentures. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Authentication of Definitive Debentures in Absence of Depository. If at any time:

                        (i) the Depository for the Debentures notifies Holdings that the Depository is unwilling or unable to continue as Depository for the Global Debentures and a successor Depository for the Global Debentures is not appointed by Holdings within 90 days after delivery of such notice; or

                        (ii) Holdings, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Debentures under this Indenture,

then Holdings shall execute, and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate and deliver Definitive Debentures in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures.

                  (g) Legends.

                        (i) Except as permitted by the following paragraphs (ii) or (iii), each Debenture certificate evidencing Global Debentures and Definitive Debentures (and all Debentures issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

            "THE DEBENTURE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE DEBENTURE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE DEBENTURE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE DEBENTURE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH

            RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL), (b) TO HOLDINGS, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

            FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"); FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $531.77. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $468.23, THE ISSUE DATE IS JUNE 11, 1999 AND THE YIELD TO MATURITY IS 13% PER ANNUM."

                        (ii) Upon any sale or transfer of a Transfer Restricted Debenture (including any Transfer Restricted Debenture represented by a Global Debenture) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                              (A) in the case of any Transfer Restricted
            Debenture that is a Definitive Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Debenture for a Definitive Debenture that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Debenture; and

                              (B) in the case of any Transfer Restricted
            Debenture represented by a Global Debenture, such Transfer Restricted Debenture shall not be required to bear the first legend set forth in (i) above, although it shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Debenture that is represented by a Global Debenture for a Definitive Debenture that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                        (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, Holdings shall issue, and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, Series B Debentures in exchange for Series A Debentures accepted for exchange in the Exchange Offer, which Series B Debentures shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Debentures, in each case unless the Holder of the Series A Debentures tendered into the Exchange Offer is either (A) a broker-dealer who purchased such Series A Debentures directly from Holdings to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Debentures or (C) a Person who is an affiliate (as defined in Rule 144A) of Holdings.

                  (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in Global Debentures have either been exchanged for Definitive Debentures, redeemed, repurchased or cancelled, all Global Debentures shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for Definitive Debentures, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or the Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i) General Provisions Relating to Transfers and Exchanges.

                        (i) To permit registrations of transfers and exchanges, Holdings shall execute and the Trustee shall authenticate Definitive Debentures and Global Debentures at the Registrar's request.

                        (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 4.10, 4.15 and 9.5 hereto).

                        (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                        (iv) All Definitive Debenture and Global Debentures issued upon any registration of transfer or exchange of Definitive Debentures or Global Debentures shall be the valid obligations of Holdings, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Debentures or Global Debentures surrendered upon such registration of transfer or exchange.

                        (v) Holdings shall not be required:

                              (A) to issue, to register the transfer of or to
            exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                              (B) to register the transfer of or to exchange any
            Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or

                              (C) to register the transfer of or to exchange a
            Debenture between a record date and the next succeeding interest payment date.

                        (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and Holdings may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures, and neither the Trustee, any Agent nor Holdings shall be affected by notice to the contrary.

                        (vii) The Trustee shall authenticate Definitive Debentures and Global Debentures upon receipt of an authentication order in accordance with the provisions of Section 2.2 hereof.

            Section 2.7 Replacement Debentures. If any mutilated Debenture is surrendered to the Trustee, or Holdings and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, Holdings shall issue and the Trustee, upon the receipt of a written order of Holdings signed by two Officers of Holdings, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or Holdings, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Holdings to protect Holdings, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. Holdings may charge for its expenses in replacing a Debenture.

            Every replacement Debenture is an additional obligation of Holdings and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Debentures duly issued, hereunder.

            Section 2.8 Outstanding Debentures. The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Debenture does not cease to be outstanding because Holdings or an Affiliate holds the Debenture.

            If a Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

            If the principal amount of any Debenture is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than Holdings, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

            Section 2.9 Treasury Debentures. In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by Holdings, or by any Affiliate of Holdings shall be considered as though not outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Trustee knows are so owned shall be so disregarded.

            Section 2.10 Temporary Debentures. Until Definitive Debentures are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Debentures upon receipt of a written order of Holdings signed by two Officers of Holdings. Temporary Debentures shall be substantially in the form of Definitive Debentures but may have variations that Holdings considers appropriate for temporary Debentures. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate Definitive Debentures in exchange for temporary Debentures.

            Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

            Section 2.11 Cancellation. Holdings at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to Holdings. Holding's may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

            Section 2.12 Defaulted Interest. If Holdings defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.1 hereof. Holdings shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. Holdings shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Holdings (or the Trustee in the name and at the expense of Holdings) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

            Section 3.1 Notices to Trustee. If Holdings elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 40 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and
(iv) the redemption price.

            Section 3.2 Selection of Debentures To Be Redeemed. If less than all of the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed among the Holders of the Debentures on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

            The Trustee shall promptly notify Holdings in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

            Section 3.3 Notice of Redemption. Subject to the provisions of
Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, Holdings shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

            The notice shall identify the Debentures to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued;

                  (d) the name and address of the Paying Agent;

                  (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless Holdings defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Debentures.

            At Holdings' written request, the Trustee shall give the notice of redemption in Holdings' name and at its expense; provided, however, that Holdings shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

            Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            Section 3.5 Deposit of Redemption Price. One Business Day prior to the redemption date, Holdings shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Holdings any money deposited with the Trustee or the Paying Agent by Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

            If Holdings complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on an interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.1 hereof.

            Section 3.6 Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, Holdings shall issue and the Trustee shall authenticate for the Holder at the expense of Holdings a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

            Section 3.7 Optional Redemption.

                  (a) At any time, notwithstanding the existence of a default or an Event of Default or any other provision in this Indenture, Holdings shall have the option to redeem the Debentures pursuant to this Section 3.7 in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus, after June 15, 2003, accrued and unpaid interest thereon to the applicable redemption date:

                                                        Percentage of
       Year                                             Accreted Value
       ----                                             --------------
       On or before June 15, 2000.....................      50.0%
       On or before June 15, 2001.....................      55.0%
       On or before June 15, 2002.....................      60.0%
       On or before June 15, 2003.....................      75.0%
       After June 15, 2003............................      100.0%

                  (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

            Section 3.8 Mandatory Redemption. Except as set forth in Section 3.9 hereof or pursuant to Section 4.15 hereof, Holdings is not required to make mandatory redemption or sinking fund payments with respect to the Debentures.

            Section 3.9 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, Holdings shall be required to commence an offer to all Holders to purchase Debentures (an "Asset Sale Offer"), it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), Holdings shall purchase the principal amount of Debentures required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, Holdings shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Debenture not tendered or accepted for payment shall continue to accrue interest;

                  (d) that unless Holdings defaults in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

                  (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, to Holdings, a Depository, if appointed by Holdings, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day, preceding the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if Holdings, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

                  (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, Holdings shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered.

            On or before the Purchase Date, Holdings shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Debentures tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by Holdings in accordance with the terms of this Section 3.9. Holdings, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by Holdings for purchase, and Holdings shall promptly issue a new Debenture, and the Trustee shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by Holdings to the Holder thereof. Holdings shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                    ARTICLE 4

                                    COVENANTS

            Section 4.1 Payment of Debentures. Holdings shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, additional payments and interest shall be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof holds as of 11:00 a.m. Eastern Time on the due date money deposited by Holdings in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Holdings shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and shall inform the Trustee of any such payments of Liquidated Damages pursuant thereto.

            Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1%
per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and on overdue Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

            Section 4.2 Maintenance of Office or Agency. Holdings shall maintain in the Borough of Manhattan, The City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Holdings in respect of the Debentures and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            Holdings may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Holdings in accordance with Section 2.3.

            Section 4.3 Reports.

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, Holdings shall furnish to all Holders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Holdings were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings' certified independent accountants. In addition, Holdings will provide in each such quarterly and annual report such income statement information as its Board of Directors determines in good faith to be appropriate with respect to each of its major product groupings. Whether or not required by the rules and regulations of the SEC, Holdings shall file a copy of all such information with the SEC for public availability (so long as the SEC will accept such filings) and shall promptly make such information available to all investors who request it in writing.

                  (b) For so long as any Transfer Restricted Debentures remain outstanding, Holdings shall furnish to all Holders and prospective purchasers of the Debentures designated by the Holders of Transfer Restricted Debentures, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            Section 4.4 Compliance Certificate.

                  (a) Holdings shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings, its Subsidiaries and the Accounts Receivable Subsidiary during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of Holdings' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Holdings has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) Holdings shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

            Section 4.5 Taxes. Holdings shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

            Section 4.6 Stay, Extension and Usury Laws. Holdings covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            Section 4.7 Restricted Payments. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Holdings' or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or any Wholly Owned Subsidiary of Holdings);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any Subsidiary or other Affiliate of Holdings (other than any such Equity Interests owned by Holdings or any Wholly Owned Subsidiary of Holdings); (iii) purchase, redeem, defease or otherwise acquire or retire for value, or declare, or pay any interest or other distribution on or in respect of, any Indebtedness that is subordinated in right of payment to the Debentures (other than interest payable in the form of additional amounts of any such subordinated Indebtedness having no sinking fund payments prior to June 15,
2009); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9 hereof; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Holdings and its Subsidiaries after the date of this Indenture (including all Restricted Payments permitted by the next succeeding paragraph, except clause (v) thereof), is less than the sum of (x) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the date of this Indenture to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by Holdings since the date of this Indenture from the issue or sale of Equity Interests of Holdings (other than Equity Interests sold to a Subsidiary of Holdings and other than Disqualified Stock) or any debt security of Holdings that is convertible into or exchangeable for any Equity Interest of Holdings (other than Disqualified Stock) that has been so converted or exchanged, plus (z) 100% of any common equity capital contribution received by Holdings since the date of this Indenture.

            The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture and the Note Indentures; (ii) the redemption, repurchase, retirement or other acquisition of any of Holdings' Equity Interests or any Indebtedness that is subordinated in right of payment to the Debentures in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of other Equity Interests of Holdings (other than any Disqualified Stock); (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Subsidiary of Holdings held by any member of Holdings' (or any of its Subsidiaries') management; provided, however, that the aggregate price paid since the date of this Indenture for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed an amount equal to $5 million plus the aggregate cash proceeds received by Holdings or any Subsidiary of Holdings from any reissuance of Equity Interests by Holdings or such Subsidiary to members of management of Holdings and its Subsidiaries; (iv) dividends by Holdings to SFC or SFC Sub in an amount sufficient to enable SFC to pay, when due, interest on any SFC Senior Notes or SFC Subordinated Notes that remain outstanding following the SFC Exchange Offers, in accordance with the terms thereof; (v) Permitted Refinancings of Indebtedness that is subordinated in right of payment to the Debentures; (vi) payments to SFC Sub to reimburse it for its out-of-pocket administrative expenses in an aggregate amount not to exceed $1 million in any fiscal year; and (vii) payments to SFC Sub pursuant to the Tax Sharing Agreement as in effect on the date of this Indenture to the extent that SFC Sub is actually required to make cash outlays to pay taxes.

            Not later than the date of making any Restricted Payment (other than Restricted Payments pursuant to clause (v), (vi) and (vii) of the foregoing paragraph), Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon Holdings' latest available financial statements.

            Section 4.8 Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than encumbrances or restrictions imposed by law or judicial or regulatory action) if such encumbrance or restriction would by its terms prohibit or limit any Subsidiary from (a)(i) paying dividends or making any other distributions to Holdings or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) paying any indebtedness owed to Holdings or any of its Subsidiaries, (b) making loans or advances to Holdings or any of its Subsidiaries or (c) transferring any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the date of this Indenture, (ii) the Term Loan Agreement and the Revolving Credit Agreement as in effect as of the date of this Indenture, (iii) this Indenture and the Note Indentures, (iv) applicable law,
(v) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,
(vi) customary non-assignment provisions in leases entered into in the ordinary course of business, (vii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business; provided that such restrictions are only applicable to the property acquired through such purchase money obligations, (viii) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (ix) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness or the Capital Stock referred to in the foregoing clauses (i), (ii) or (v); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable instrument governing such Indebtedness or Capital Stock (as the case may be) as in effect on the date of this Indenture.

            Section 4.9 Incurrence of Indebtedness and Issuance of Preferred Stock. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and Holdings shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Holdings may incur Indebtedness or issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, or such Disqualified Stock is issued, would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) any such Indebtedness is unsecured and subordinated pari passu in right of payment to the Debentures and has a Weighted Average Life to Maturity that is greater than the remaining Weighted Average Life to Maturity of the Debentures, and; provided, further, that the Company and its Subsidiaries may incur Indebtedness and issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such preferred stock is issued, would have been at least 2.50 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The foregoing limitations shall not apply to:

                  (a) the incurrence by the Company of Senior Term Debt in an aggregate principal amount at any time outstanding not to exceed an amount equal to $315 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Senior Term Debt (other than repayments that are immediately reborrowed) that have been made since the date of the SFAC 13% Indenture;

                  (b) the incurrence by the Company or its Subsidiaries of Senior Revolving Debt (and guarantees thereof by the Company and its Subsidiaries) in an aggregate principal amount at any time outstanding not to exceed an amount equal to $125 million, less the aggregate amount of all proceeds of sales or other dispositions of assets applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof;

                  (c) the incurrence by Holdings and its Subsidiaries of the Existing Indebtedness;

                  (d) the incurrence by Holdings of Indebtedness represented by the Debentures and by the Company of Indebtedness represented by the Senior Notes and the Senior Subordinated Notes (including any PIK Notes);

                  (e) the incurrence by Holdings or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of Holdings or such Subsidiary, in an aggregate principal amount not to exceed $5 million at any time outstanding;

                  (f) the incurrence by Holdings or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness referred to in clauses (c), (d) or (e) above or previously incurred under this clause (f) (the "Refinancing Indebtedness"); provided, however, that:

                        (i) the principal amount of such Refinancing
      Indebtedness shall not exceed the aggregate principal amount, tender or prepayment premium and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                        (ii) any Refinancing Indebtedness incurred by any Subsidiary shall only extend, refinance, renew, replace, defease or refund Indebtedness of such Subsidiary or any Wholly Owned Subsidiary of Holdings;

                        (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than either (x) the remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (y) the remaining Weighted Average Life to Maturity of the Debentures; and

                        (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated to the Debentures, the Refinancing Indebtedness shall be subordinated in right of payment to the Debentures on terms at least as favorable to the Holders of the Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding, a "Permitted Refinancing");

                  (g) intercompany Indebtedness between or among Holdings and any of its Wholly Owned Subsidiaries;

                  (h) the incurrence by Holdings or its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                  (i) the issuance by the Company of Permitted Preferred Stock; and

                  (j) the incurrence by Holdings of Indebtedness or its Subsidiaries (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $35 million plus (B) up to $40 million of permanent reductions in commitments for Senior Revolving Debt (other than pursuant to the mandatory repayment provisions thereof) made since the date of this Indenture.

            Section 4.10 Asset Sales. (a) Holdings shall not, and shall not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business and other than sales of accounts receivable to the Accounts Receivable Subsidiary in accordance with Section 4.13 hereof (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings shall be governed by Section 5.1 hereof) or (ii) issue or sell equity securities of any of its Subsidiaries (other than Permitted Preferred Stock), in each case, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $3 million or (b) for net proceeds in excess of $3 million (each of the foregoing, an "Asset Sale"), unless (x) Holdings (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration therefor received by Holdings or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on Holdings' or such Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Subsidiary (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of any such assets and (B) any notes or other obligations of such transferee or Marketable Securities received by Holdings or any such Subsidiary from such transferee that, within 30 days (or 90 days, in the case of Marketable Securities received in connection with a pooling of interest transaction) of the consummation of the Asset Sale, are converted by Holdings or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            (b) Within 30 days after the receipt of cash proceeds from any Principal Business Asset Sale, Holdings (or such Subsidiary) shall apply 75% of the Net Proceeds thereof to permanently reduce Senior Term Debt and, to the extent that cash proceeds are not used in connection therewith, to permanently reduce Senior Revolving Debt. To the extent that such Net Proceeds exceed the amounts required to permanently reduce Senior Term Debt and Senior Revolving Debt, such excess Net Proceeds shall be deemed to constitute "Excess Proceeds" (as defined in Subsec tion 4.10(c) hereof) and shall be applied in accordance with the procedures set forth in Subsection 4.10(c) below.

            (c) Within 365 days after the receipt of cash proceeds from any Asset Sale (other than 75% of the cash proceeds from a Principal Business Asset

Sale), Holdings (or such Subsidiary) may, at its option, apply the Net Proceeds from such Asset Sale to an investment in another business, capital expenditures or other long-term assets, in each case, in the same, similar or related to the line of business as Holdings or any of its Subsidiaries were engaged in on the date of this Indenture, or to permanently reduce Indebtedness (with a corresponding permanent reduction of any commitments with respect thereto) of a Subsidiary of Holdings, including, without limitation, the Senior Term Debt, the Senior Revolving Debt, the Senior Notes and the Senior Subordinated Notes. Pending the final application of any such Net Proceeds, Holdings (or such Subsidiary) may temporarily reduce Senior Revolving Debt or invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, within five days of such date, Holdings shall be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") pursuant to Section 3.9 hereof to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 50.0% (if made on or before June 15, 2000), 55.0% (if made on or before June 15, 2001), 60% (if made on or before June 15, 2002), 75.0% (if made on or before June 15, 2003) or 100.0% (if made on or before June 15, 2003) of the Accreted Value thereof on the date fixed for the closing of such offer, in accordance with the procedures in Section 3.9 hereof. To the extent that the aggregate amount of Debentures tendered pursuant to an Asset Sale Offer is less than the amount of Excess Proceeds, Holdings may use such deficiency for general corporate purposes. If the aggregate principal amount of Debentures surrendered to Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be deemed to be reset at zero.

            Neither Section 3.9 nor this Section 4.10 shall apply to Asset Sales to Holdings or any of its Wholly Owned Subsidiaries.

            Section 4.11 Transactions with Affiliates. Holdings shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including the Accounts Receivable Subsidiary and its Subsidiaries) (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Subsidiary with an unrelated Person and (b) Holdings delivers to the Trustee (i) with respect to (x) any Affiliate Transaction constituting the purchase or sale of goods and services in the ordinary course of business in excess of $10 million or (y) any other Affiliate Transaction involving aggregate payments in excess of $500,000, a resolution of the

Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction (other than the purchase or sale of goods and services in the ordinary course of business) involving aggregate payments in excess of $20 million, an opinion as to the fairness to Holdings or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (A) any employment agreement entered into by Holdings or any of its Subsidiaries in the ordinary course of business and consistent with business practices of companies similarly situated, (B) transactions between or among Holdings and/or its Wholly Owned Subsidiaries, (C) transactions permitted by
Section 4.7 hereof (including payments under the Tax Sharing Agreement as in effect on the date of this Indenture), (D) fees payable pursuant to financial advisory agreements as in effect on the date of this Indenture, (E) transactions permitted by Section 4.13 hereof and (F) transactions between Holdings or any of its Subsidiaries on the one hand, and Donaldson Lufkin & Jenrette Securities Corporation ("DLJSC") or any of its Affiliates on the other hand, involving the provision of financial, consulting or underwriting services by DLJSC; provided that the fees payable to DLJSC do not exceed the usual and customary fees of DLJSC for similar services, in each case, shall not be deemed Affiliate Transactions.

            Section 4.12 Liens. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

            Section 4.13 Accounts Receivable Subsidiary.

            Holdings:

                  (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of Section 4.7 hereof, make Investments in the Accounts Receivable Subsidiary (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance (A) the purchase of accounts receivable of Holdings and its Subsidiaries (provided that the aggregate amount of Investments pursuant to this clause (i)(A) made since the date of this Indenture (including any such Investments made concurrently with the consummation of the Transaction) shall not exceed $56 million, plus the amount of any return of capital (excluding payment of dividends) or any repayment of the principal amount of any Indebtedness constituting such Investment by the Accounts Receivable Subsidiary since the date of this Indenture) or (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

                  (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to the Accounts Receivable Subsidiary except for consideration in an amount (determined upon collection of such accounts receivable and on an aggregate basis for the Company and all of its Subsidiaries) not materially less than that which would be obtained in an arm's length transaction (taking into account the distributions on the Capital Stock of the Accounts Receivable Subsidiary made pursuant to clause (g) upon collection of such account receivable) and solely in the form of cash or Cash Equivalents; provided that the Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 10% of the aggregate purchase price paid for all outstanding accounts receivable purchased by the Accounts Receivable Subsidiary since the date of this Indenture (and not written off or required to be written off in accordance with the normal business practice of the Accounts Receivable Subsidiary);

                  (c) shall not permit the Accounts Receivable Subsidiary to sell any accounts receivable purchased from Holdings and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided that the Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

                  (d) shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to the Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of the Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to the Accounts Receivable Subsidiary, other than customary obligations relating to breaches of representations, warranties, covenants and other agreements of Holdings or any of its Subsidiaries with respect to the accounts receivable sold by Holdings or any of its Subsidiaries to the Accounts Receivable Subsidiaries, or with respect to the servicing thereof as set forth in the Accounts Receivable Agreements as in effect on the date of this Indenture or in any replacement or substitute agreement, so long as the obligations set forth in such replacement or substitute agreement are no more burdensome in any material respect than those contained in the Accounts Receivable Agreements as in effect on the date of this Indenture; provided that neither Holdings nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

                  (e) shall not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of Holdings and its Subsidiaries and activities incidental thereto;

                  (f) shall not permit the Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Company and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of the Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

                  (g) shall cause the Accounts Receivable Subsidiary to remit to the Company on a monthly basis as a distribution held by the Company, all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (x) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of the Accounts Receivable Subsidiary owed to the Company, (y) pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or (z) to finance the purchase of additional accounts receivable of Holdings and its Subsidiaries; and

                  (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, the Accounts Receivable Subsidiary (i) if the Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law
(A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due, or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of the Accounts Receivable Subsidiary or for all or substantially all of the property of the Accounts Receivable Subsidiary, or (C) orders the liquidation of the Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

            Section 4.14 Corporate Existence. Subject to Article 5 hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence or each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Holdings and its Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in an material respect to the Holders of the Debentures.

            Section 4.15 Offer to Repurchase Upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Debentures shall have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at a repurchase price equal to 50.0% (on or before June 15, 2000), 55.0% (after June 15, 2000 but before June 15, 2001), 60% (after June 15, 2001 but before June 15, 2002), 75.0% (after June 15, 2002 but before June 15, 2003) or 100.0%
(after June 15, 2003) of the Accreted Value thereof on the date of purchase plus, after June 15, 2004, accrued and unpaid interest thereon to the applicable repurchase date (in any case, the "Change of Control Payment"). Within 60 days following any Change of Control, Holdings shall mail a notice to each Holder stating:

                        (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Debentures tendered shall be accepted for payment;

                        (ii) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

                        (iii) that any Debenture not tendered shall continue to accrete or accrue interest;

                        (iv) that, unless Holdings defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date;

                        (v) that Holders electing to have any Debentures purchased pursuant to a Change of Control Offer shall be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                        (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have the Debentures purchased, and

                        (vii) that Holders whose Debentures are being purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Debentures in connection with a Change of Control.

                  (b) On the Change of Control Payment Date, Holdings shall, to the extent lawful, (1) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the Debentures or portions thereof tendered to Holdings. The Trustee shall promptly mail to each Holder of Debentures so accepted payment in an amount equal to the purchase price for the Debentures, and the Trustee shall promptly authenticate and mail to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered by such Holder, if any; provided that each such new Debenture shall be in a principal amount of $1,000 or an integral multiple thereof. Holdings shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            Section 4.16 Rights Offering. Holdings shall cause the Company to grant the holders of the Debentures the right to participate in any and all offerings of Permitted Preferred Stock of the Company (each an "Offering"). Holdings shall cause the Company to require that each Offering be made in conjunction with a Rights Offering that (i) entitles each holder of Debentures owned on the date the Offering is commenced to acquire all or any portion of that number of shares of Permitted Preferred Stock equal to the product of (a) the number of shares of Permitted Preferred Stock offered in such Offering and
(b) the ratio of the aggregate principal amount of Debentures then held by such holder to the aggregate principal amount of Debentures then outstanding and (ii) permits the Company to offer any shares of Permitted Preferred Stock offered that remain unsubscribed in such offering, to any Person on the same terms and conditions as set forth in such Offering;

provided however, that the consummation of each Offering shall be within 60 days following the commencement thereof.

                                    ARTICLE 5

                                   SUCCESSORS

            Section 5.1 Merger, Consolidation, or Sale of Assets. Holdings shall not consolidate or merge with or into (whether or not Holdings is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

                        (i) Holdings is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                        (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Holdings pursuant to a supplemental indenture, in a form reasonable satisfactory to the Trustee, under the Debentures and this Indenture:

                        (iii) immediately after such transaction, no Default or Event of Default exists; and

                        (iv) Holdings or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test applicable to Holdings set forth in Section 4.9 hereof.

            Section 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings in accordance with Section
5.1 hereof, the successor corporation formed by such consolidation or into or with which Holdings is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Holdings" shall refer instead to the successor corporation and not to Holdings), and may exercise every right and power of Holdings under this Indenture with the same effect as if such successor Person has been named as Holdings herein; provided, however, that the predecessor Holdings shall not be released from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of Holdings' assets that complies with the provisions of this
Article 5.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

            Section 6.1 Events of Default.

            An "Event of Default" occurs if:

                  (1) Holdings defaults in the payment of interest or Liquidated Damages on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

                  (2) Holdings defaults in the payment of the principal of, or premium, if any, on any Debenture when the same becomes due and payable at maturity, upon redemption (including, in connection with an offer to purchase) or otherwise;

                  (3) Holdings fails to observe or perform any covenant, condition or agreement on the part of Holdings to be observed or performed pursuant to Sections 4.10 or 5.1 hereof or Holdings fails for a period of 15 days to observe or perform any covenant, condition or agreement on the part of Holdings to be observed or performed pursuant to Sections 4.7 or 4.9 hereof;

                  (4) Holdings fails to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture and the Default continues for the period and after the notice specified below;

                  (5) default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay at final maturity principal of such Indebtedness within the grace period provided in such Indebtedness (a "Final Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express final maturity and, in each case, either (1) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, and such Final Payment Default or acceleration shall not have been cured or rescinded within 10 days after the occurrence thereof, (2) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more or (3) a Final Payment Default or acceleration shall have occurred with respect to the Senior Term Debt, the Senior Revolving Debt, the Senior Notes or the Senior Subordinated Notes;

                  (6) Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, fails to pay any final judgment or judgments (other than any judgment to the extent a reputable insurance company has accepted liability) aggregating in excess of $10 million, which judgments remain undischarged or unstayed for a period of 60 days;

                  (7) Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against it in an involuntary case,

                        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                        (D) makes a general assignment for the benefit of its creditors, or

                        (E) generally is not paying its debts as they become due; or

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case.

                        (B) appoints a Custodian of Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or

                        (C) orders the liquidation of Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 consecutive days; and

                  (9) Holdings shall breach any of the material covenants in
Section 7 of the Pledge Agreement or the Pledge Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect.

            An Event of Default shall not be deemed to have occurred under clauses (3), (5) or (6) until the Trustee shall have received written notice from Holdings or any of the Holders or unless a Responsible Officer shall have actual knowledge of such Event of Default. A Default under clause (4) is not an Event of Default until the Trustee notifies Holdings, or the Holders of at least 25% in principal amount of the then outstanding Debentures notify Holdings and the Trustee in writing of the Default and Holdings does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

            Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Debentures by written notice to Holdings and the Trustee may declare all the Debentures to be due and payable. Upon such declaration the Accreted Value of (if prior to June 15, 2003) or the principal of and any accrued interest on (if on or after June 15, 2003) all Debentures shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.1 relating to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

            Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

            The Trustee may maintain a proceeding even if it does not posses any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 6.4 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the Accreted Value or principal of, premium, if any, or interest on the Debentures (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 6.5 Control by Majority. Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

            Section 6.6 Limitations on Suits. A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

                  (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

            Section 6.7 Rights of Holders of Debentures to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal of, premium, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.9 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to Holdings (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder, in any such proceeding.

            Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, if any, and interest, respectively; and

            Third: to Holdings or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Debentures.

            Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to

Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                    ARTICLE 7

                                     TRUSTEE

            Section 7.1 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent and reasonable person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Debentures, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.2 Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Holdings shall be sufficient if signed by an Officer of Holdings.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liability that might be incurred by it in compliance with such request or direction.

            Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with Holdings or any Affiliate of Holdings with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

            Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for Holdings' use of the proceeds from the Debentures or any money paid to Holdings or upon Holdings' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

            Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known by the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

            Section 7.6 Reports by Trustee to Holders of the Debentures. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but in no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to Holdings and filed with the SEC and each stock exchange on which the Debentures are listed. Holdings shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

            Section 7.7 Compensation and Indemnity. Holdings shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            Holdings shall indemnify the Trustee for, and hold it harmless against, any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Holdings (including this Section 7.7) and defending itself against any claim (whether asserted by Holdings or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relieve Holdings of its obligations hereunder. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel. Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            All payments and reimbursements under this Section shall be made with interest at the rate per annum borne by the Debentures. As security for the performance of the obligations of Holdings under this Section, the Trustee shall have a first lien on any property or funds held by the Trustee under this Indenture, except that held in trust to pay principal and interest on particular Debentures. Holdings' payment obligations pursuant to this Section and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of Holdings' obligations pursuant to Article 8 or otherwise and the termination of this Indenture; provided, however, that such lien shall survive only for so long as the Trustee shall hold any property or funds hereunder. The Trustee's right to receive payment of any amounts due under this Section shall not be subordinate to any other liability or indebtedness of Holdings (even though the Debentures may be subordinate to such other liability or indebtedness).

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law;

            Section 7.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Holdings. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and Holdings in writing. Holdings may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, Holdings' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

            Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

            Section 7.11 Preferential Collection of Claims Against Holdings. The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance. Holdings may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

            Section 8.2 Legal Defeasance and Discharge. Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this

Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such outstanding Debentures to receive, solely from the trust fund described in
Section 8.5, payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (ii) Holdings' obligations with respect to the Debentures under Article 2 and Section 4.2 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and Holdings' obligations in connection therewith and (iv) this Article 8. Subject to compliance with this Article 8, Holdings may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 hereof.

            Section 8.3 Covenant Defeasance. Upon Holdings' exercise under
Section 8.1 hereof of the option applicable to this Section 8.3, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15 and Article 5 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Debentures, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(5) and 6.1(6) shall not constitute Events of Default.

            Section 8.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or
8.3 hereof to the outstanding Debentures:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) Holdings must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Debentures;

                  (b) in the case of an election under Section 8.2 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.3 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article 8 concurrently with such incurrence) or insofar as Section 6.1(7) and 6.1(8) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a default under the Term Loan Agreement, the Revolving Credit Agreement, the Note Indentures or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

                  (f) Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings; and

                  (h) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

            Section 8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including Holdings acting as Paying Agent), as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon Holdings' request any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Section 8.6 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by Holdings, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to Holdings on its request or (if then held by Holdings) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to Holdings for payment hereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holdings as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holdings cause be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Holdings.

            Section 8.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings' obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, if Holdings makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

            Section 9.1 Without Consent of Holders of Debentures.
Notwithstanding Section 9.2 of this Indenture, Holdings and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

                  (c) to provide for the assumption of Holdings' obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article 5 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with Holdings in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

            Section 9.2 With Consent of Holders of Debentures. Holdings and the Trustee may amend or supplement this Indenture (including Section 4.10 hereof) and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), and subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures). Without the consent of at least 75% in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Debentures), no waiver or amendment to this Indenture may make any change in the provisions of Section 4.15 hereof that adversely affects the rights of any Holder of such Debentures.

            Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with Holdings in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Debentures under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, Holdings shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by Holdings with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder):

                  (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures except as provided above with respect to Sections
4.15 and 4.10 hereof;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

                  (d) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Debenture payable in money other than that stated in the Debentures;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or interest on the Debentures;

                  (g) waive a redemption payment with respect to any Debenture;

                  (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions; or

                  (i) make any change in Article 10 hereof that adversely affects any Holder.

            Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Debentures shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

            Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            Section 9.5 Notation on or Exchange of Debentures. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. Holdings in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Holdings may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                             COLLATERAL AND SECURITY

            Section 10.1 Pledge Agreement. The due and punctual payment of the principal of and interest on the Debentures when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Debentures and performance of all other obligations of Holdings to the Holders of Debentures or the Trustee under this Indenture and the Debentures, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement which Holdings has entered into simultaneously with the execution of this Indenture. Each Holder of Debentures, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. Holdings shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Debentures secured hereby, according to the intent and purposes herein express. Holdings shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of Holdings hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Debentures, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

            Section 10.2 Recording and Opinions.

                  (a) Holdings shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (b) Holdings shall furnish to the Collateral Agent and the Trustee on June 15 in each year beginning with June 15, 2000, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, rerecording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Debentures and the Collateral Agent and the Trust hereunder and under the Pledge Agreement with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (c) Holdings shall otherwise comply with the provisions of TIA ss.314(b).

            Section 10.3 Release of Collateral.

                  (a) Subject to subsections (b) and (c) of this Section 10.3, Collateral may be released from the Lien and security interest created by the Pledge Agreement on the terms set forth in the Pledge Agreement.

                  (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Debentures shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Debentures.

                  (c) The release of any Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Pledge Agreement. To the extent applicable, Holdings shall cause TIA ss.314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of Holdings except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

            Section 10.4 Certificates of Holdings. Holdings shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Pledge Agreement, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to Holdings, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

            Section 10.5 Certificates of the Trustee. In the event that Holdings wishes to release Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 10.3 and 10.4 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.4(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

            Section 10.6 Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement. Subject to the provisions of Section 7.1 and 7.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Debentures, direct, on behalf of the Holders of Debentures, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of Holdings hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Debentures in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Debentures or of the Trustee).

            Section 10.7 Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement. The Trustee is authorized to receive any funds for the benefit of the Holders of Debentures distributed under the Pledge Agreement and to make further distributions of such funds to the Holders of Debentures according to the provisions of this Indenture.

            Section 10.8 Termination of Security Interest. Upon the payment in full of all Obligations of Holdings under this Indenture and the Debentures or upon Legal Defeasance, the Trustee shall, at the request of Holdings, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                   ARTICLE 11

                                 MISCELLANEOUS

            Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

            Section 11.2 Notices. Any notice or communications by Holdings or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day deliver to the others' address:

                  If to Holdings:

                  SFAC New Holdings, Inc.
                  520 Lake Cook Road, Suite 550
                  Deerfield, Illinois 60015
                  Telecopier No.:  (847) 405-5310
                  Attention: Sean Stack, Vice President and Treasurer

                  With a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Telecopier No.:  (212) 757-3990
                  Attention:  Mitchell S. Fishman, Esq.

                  If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Telecopier No.:  (212) 852-1626
                  Attention:  Corporate Trust Administration

            Holdings or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            All notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            Section 11.3 Communication by Holders of Debentures with Other Holders of Debentures. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. Holdings, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

            Section 11.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

            Section 11.6 Rules by the Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 11.7 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of Holdings, as such, shall have any liability for any obligations of Holdings under the Debentures, this Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

            Section 11.8 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES.

            Section 11.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 11.10 Successors. All agreements of Holdings in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 11.11 Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 11.13 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                     [Debenture Indenture - Signature Page]

Dated as of June 11, 1999          SFAC NEW HOLDINGS, INC.

                                   By: /s/ Sean M. Stack
                                       ---------------------------------------
                                   Name: Sean M. Stack
                                   Title: Vice President, Treasurer and
                                          Assistant Secretary


Dated as of June 11, 1999          UNITED STATES TRUST COMPANY OF
                                   NEW YORK, Trustee

                                   By: /s/ Cynthia Chaney
                                       ---------------------------------------
                                   Name:  Cynthia Chaney
                                   Title: Assistant Vice-President

                                   SCHEDULE 1

                                TRANSACTION LIENS

1. A lien in respect of the pledge by Specialty Foods Corporation of 100 shares of common stock of SFC Sub, Inc. securing Specialty Food Corporation's obligations under the Term Loan Agreement (as defined in the Indenture).

2. A lien in respect of the pledge by SFC New Holdings, Inc. of 100% of the sole membership interest of MA Holdings, LLC securing SFC New Holdings, Inc.'s obligations under the Term Loan Agreement (as defined in the Indenture).

3. A lien in respect of the pledge by SFAC New Holdings, Inc. of 100 shares of common stock, 225 shares of Series A Preferred Stock, 150 shares of Series B Preferred Stock and 200 shares of Series C Preferred Stock of SFC New Holdings, Inc. securing SFAC New Holdings, Inc.'s obligations under the 13% Senior Secured Discount Debentures due 2009.

                                   SCHEDULE 2

                                 SFC SALE ASSETS

1. Property owned by Archway Cookies, LLC (formerly Archway Cookies, Inc.), consisting of:

      (a) Property situated at 5351 West Dickman Road - Fort Custer Urban Renewal Plat of Battle Creek Lot 63, except the easterly 10 feet hereof.

      (b) Property situated at 5451 West Dickman Road - Fort Custer Urban Renewal Plat of Battle Creek Lots 84 and 85.

2.    Property owned by Mother's Cake & Cookie Co., consisting of:

      (a) Lot 1, Block 1, Standard Meat Company Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat recorded in Volume 388-58, Page 846, Plat Records, Tarrant County, Texas, SAVE AND EXCEPT that portion of the above-described tract conveyed to the City of Fort Worth by deed recorded in Volume 9016, Page 696, Real Property Records, Tarrant County, Texas.

      (b) Lot 2, Block 1, Standard Meat Company Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat recorded in Volume 388-114, Page 881, Plat Records, Tarrant County, Texas.

      (c) Lot 1 and a portion of Lot 2, Block 1, Gulf States Subdivision to the City of Forth Worth, Tarrant County, Texas, according to the Plat recorded in Volume 388-66, Page 25, Plat Records, Tarrant County, Texas, SAVE AND EXCEPT that portion of Lot 1 conveyed to the City of Forth Worth by deed recorded in Volume 9016, Page 700, Real Property Records, Tarrant County, Texas.

      (d) 0.517 acres of land, more or less, situated in the A. McLemore Survey, Abstract No. 1056, Tarrant County, Texas, and being the same tract of land as described in deed to Standard Meat Company recorded in Volume 6009, Page 423, Deed Records, Tarrant County, Texas, SAVE AND EXCEPT that portion of the above described tract conveyed to the City of Fort Worth by deed recorded in Volume 9016, Page 692, Real Property Records, Tarrant County, Texas.

      (e) 0.48 acres of land, more or less, situated in the A. McLemore Survey, Abstract No. 1056, Tarrant County, Texas, and being the same tract of land as described in deed to Standard Meat Company recorded in

            Volume 6927, Page 2119, Deed Records, Tarrant County, Texas, SAVE AND EXCEPT that portion of the above described tract conveyed to the City of Fort Worth, by deed recorded in Volume 9016, Page 692, Real Property Records, Tarrant County, Texas .

      (f) Lot 6, Block 12, Riverside Addition, Third Filing, to the City of Fort Worth, Tarrant County, Texas, according to the Plat recorded in Volume 204-A, Page 114, Plat Records, Tarrant County, Texas, SAVE AND EXCEPT that portion of the above described tract conveyed to the City of Fort Worth by deed recorded in Volume 9016, Page 682, Real Property Records, Tarrant County, Texas.

      (g) Lot 15, Block 12, Riverside Addition, Third Filing, to the City of Fort Worth, Tarrant County, Texas, according to the Plat recorded in Volume 204-A, Page 114, Plat Records, Tarrant County, Texas.

      (h) A portion of Lots 1 and 2, Block 1, of Page Land Company's East Side Addition to the City of Fort Worth, Tarrant County, Texas, according to Plat recorded in Volume 204, Page 74, Plat Records, Tarrant County, Texas, SAVE AND EXCEPT that portion of the above described tract conveyed to the City of Fort Worth by deed recorded in Volume 9016, Page 682, Real Property Records, Tarrant County, Texas.

                                                                       EXHIBIT A

                               (Face of Debenture)

      13% [Series A][Series B] Senior Secured Discount Debentures due 2009

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT ("ORIGINAL ISSUE DATE"); FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $531.77. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $468.23, THE ISSUE DATE IS JUNE 11, 1999 AND THE YIELD TO MATURITY IS 13% PER ANNUM.

No.                                                               $_____________

                             SFAC NEW HOLDINGS, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on June 15, 2009

Interest Payment Dates: June 15  and December 15

Record Dates: June 1 and December 1

Dated: ________________________        SFAC NEW HOLDINGS, INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       (SEAL)

                                       By: _____________________________________
                                           Name:
                                           Title:

This is one of the Debentures referred
to in the within-mentioned Indenture:

UNITED STATES TRUST
COMPANY OF NEW YORK
as Trustee

By:______________________________
   Authorized Signatory

                               (Back of Debenture)

      13% [Series A][Series B] Senior Secured Discount Debentures due 2009

      [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1/

            "[THE DEBENTURE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE DEBENTURE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE DEBENTURE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE DEBENTURE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL),
      (b) TO HOLDINGS, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

--------
1/ This paragraph should be included only if the Debenture is issued in global form.

      THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."]*

* Bracketed language should be included only if the Debenture is a Transfer Restricted Debenture.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. SFAC New Holdings, Inc., a Delaware corporation ("Holdings"), promises to pay interest on the principal amount of this Debenture at 13% per annum from June 15, 2004 until maturity and promises to pay Liquidated Damages (as defined below) in accordance with the following paragraphs. Holdings shall pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 15, 2004); provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2004.

            The Holder of this Debenture is entitled to the benefits of the Registration Rights Agreement, dated June 11, 1999, among Holdings and the Holders of the Debentures named therein (the "Registration Rights Agreement") pursuant to which Holdings has agreed (a) to file with the SEC promptly (but in any event on or prior to 120 days after the Original Issue Date), the Exchange Offer Registration Statement on the appropriate form relating to the Registered Exchange Offer for the Debentures under the Securities Act, and (b) to cause such Exchange Offer Registration Statement to become effective within 180 days after the Original Issue Date. Upon the occurrence of certain Registration Defaults (as defined in the Registration Rights Agreement), Holdings will pay or cause to be paid, in addition to amounts otherwise due under the Indenture and the Exchange Securities, as liquidated damages, and not as a penalty ("Liquidated Damages"), to each holder of Registrable Securities (as defined in the Registration Rights Agreement), during the first 90-day period immediately following the occurrence of such Registration Default an amount equal to $.05 per week per $1,000 Accreted Value of Registrable Securities held by such holder. The amount of the liquidated damages thereafter will increase each week by an additional $.05 per $1,000 Accreted Value of Registrable Securities, up to a maximum amount of liquidated damages of $0.30 per week per $1,000 Accreted Value of Registrable Securities, until all Registration Defaults are cured. All accrued Liquidated Damages will be paid in the same manner as interest payments on the Notes on semiannual damages payment dates that correspond to interest payment dates for the Debentures and upon redemption dates, Change of Control Payment Dates and Asset Sale payment dates. Following the cure of a Registration Default, the accrual of Liquidated Damages will cease.

            Holdings shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest. Holdings shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest and Liquidated Damages will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. Holdings will pay interest and Liquidated Damages on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable both as to principal and interest at the office or agency of Holdings maintained for such purpose within or without the City and State of New York, or, at the option of Holdings, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

            3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

            4. Indenture and Pledge Agreement. Holdings issued the Debentures under an Indenture, dated as of June 11, 1999 (the "Indenture"), between Holdings and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are secured obligations of Holdings, limited to $587,025,331.77 in aggregate principal amount. The Debentures are secured by a pledge of the common stock and preferred stock of SFC New Holdings, Inc. and intercompany notes owing to Holdings (if any), pursuant to the Pledge Agreement referred to in the Indenture.

            5. Optional Redemption.

                  (a) At any time, Holdings shall have the option to redeem the Debentures pursuant to Section 3.7 of the Indenture in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus after June 15, 2004 accrued and unpaid interest thereon to the applicable redemption date:

                                                        Percentage of
       Year                                             Accreted Value
       ----                                             --------------
       On or before June 15, 2000.....................       50.0%
       On or before June 15, 2001.....................       55.0%
       On or before June 15, 2002.....................       60.0%
       On or before June 15, 2003.....................       75.0%
       After June 15, 2003............................      100.0%

                  (b) Any redemption pursuant to Section 3.7 of the Indenture shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Indenture.

            6. Mandatory Redemption. Except as set forth in paragraph 7 below, or pursuant to Section 4.15 of the Indenture, Holdings is not required to make mandatory redemption or sinking fund payments with respect to the Debentures.

            7. Repurchase at Option of Holder. (a) If there is a Change of Control, each Holder of Debentures shall have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at a repurchase price equal to 50.0% (on or before June 15,
2000), 55.0% (after June 15, 2000 but before June 15, 2001), 60% (after June 15,
2001 but before June 15, 2002), 75.0% (after June 15, 2002 but before June 15,
2003) or 100.0% (after June 15, 2003) of the Accreted Value thereof on the date of purchase plus, after June 15, 2004, accrued and unpaid interest thereon to the applicable repurchase date (in any case, the "Change of Control Payment"). Within 60 days following any Change of Control, Holdings shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to Section 4.15 of the Indenture and that all Debentures tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Debenture not tendered shall continue to accrete or accrue interest; (4) that, unless Holdings defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Debentures purchased pursuant to a Change of Control Offer shall be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase"on the reverse of the Debenture completed, to Holdings, a Depository, if appointed by Holdings, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day, preceding the Purchase Date; (6) that Holders shall be entitled to withdraw their election if Holdings, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased; (7) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, Holdings shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and (8) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered.

                  (b) If Holdings or a Subsidiary consummates any Asset Sale (other than a Principal Business Asset Sale), within five days of each date on which the aggregate amount of Excess Proceeds exceeds $15 million, Holdings shall commence an offer to all Holders of Debentures (an "Asset Sale Offer") pursuant to Section 3.9 of the Indenture to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 50.0% (if made on or before June 15, 2000), 55.0% (after June 15, 2000 but before June 15, 2001), 60% (after June 15,
2001 but before June 15, 2002), 75.0% (after June 15, 2002 but before June 15,
2003) or 100.0% (if made on or before June 15, 2003) of the Accreted Value thereof on the date fixed for the closing of such offer, in accordance with the procedures in Section 3.9 of the Indenture. To the extent that the aggregate amount of Debentures tendered pursuant to an Asset Sale Offer is less than the amount of Excess Proceeds, Holdings (or such Subsidiary) may use such deficiency for general corporate purposes. Holders of Debentures that are subject of an offer to purchase will receive an Asset Sale Offer from Holdings prior to any related purchase date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures.

            8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

            9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

            11. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of Holdings' obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Without the consent of the Holders of at least 75% in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Debentures), no waiver or amendment to the Indenture may make any change in the provisions of
Section 4.15 of the Indenture that adversely affects the rights of any Holder of such Debentures.

            12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,
(iii) failure by Holdings to comply with the provisions described under Sections
4.10 or 5.1 of the Indenture or failure by Holdings for 15 days to comply with the provisions described under Sections 4.7 or 4.9; (iv) failure by Holdings for 60 days after notice to

Holdings by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding to comply with any other agreements in the Indenture, the Debentures or the Pledge Agreement; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay at final maturity principal of such Indebtedness within the grace period provided in such Indebtedness (a "Final Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express final maturity and, in each case, either (1) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, and such Final Payment Default or acceleration shall not have been cured or rescinded within 10 days after the occurrence thereof, (2) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more or (3) a Final Payment Default or acceleration shall have occurred with respect to the Senior Term Debt, the Senior Revolving Debt, the Senior Notes or the Senior Subordinated Notes; (vi) failure by Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to pay any final judgment or judgments (other than any judgment to the extent a reputable insurance company has accepted liability) aggregating in excess of $10 million, which judgments remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and (viii) Holdings shall breach any of the material covenants in Section 7 of the Pledge Agreement or the Pledge Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon such declaration, the Accreted Value of (if prior to June 15, 2004) or the principal of and accrued interest on (if on or after June 15, 2004) all Debentures shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or

Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture (including annulling a declaration of acceleration of maturity) except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Debentures. Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Holdings is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. Structural Subordination. By acceptance of a Debenture, each Holder acknowledges and agrees that, upon certain events of bankruptcy of Holdings and any of its Subsidiaries, as set forth in Sections 6.1(6) and 6.1(7) of the Indenture, payment of the Accreted Value or the principal of, premium, if any, and interest on the Debentures shall be subordinated in right of payment to all obligations of the Company and its Subsidiaries, notwithstanding application of the doctrine of substantive consolidation.

            14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not Trustee.

            15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Holdings, as such, shall not have any liability for any obligations of Holdings under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

            16. Authentication. This Debenture shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

            17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            18. Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            19. Additional Rights of Holders of Transfer Restricted Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transfer Restricted Debentures shall have all the rights set forth in the Registration Rights Agreement referred to above.

            Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        SFAC New Holdings, Inc.
                        520 Lake Cook Road, Suite 550
                        Deerfield, Illinois  60015
                        Attention:  Secretary

                                 Assignment Form

       To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Debenture on the books of Holdings. The agent may substitute another to act for him.

Date:_______________________

              Your Signature:___________________________________________________
               (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

                       Option of Holder to Elect Purchase

            If you want to elect to have this Debenture purchased by Holdings pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

       |_|    Section 4.10                  |_|   Section 4.15

            If you want to elect to have only part of the Debenture purchased by Holdings pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $______________

Date:_________________        Your Signature:___________________________________
                                 (Sign exactly as your name appears on the Note)

                              Tax Identification No.:___________________________

Signature Guarantee.

                                                                       EXHIBIT B

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                     REGISTRATION OF TRANSFER OF DEBENTURES

                        Re: 13% [Series A] [Series B] Senior Secured Discount Debentures due 2009 of Specialty Foods Acquisition Corporation.

            This Certificate relates to $____ principal amount of Debentures held in *__________ book entry or *______________ definitive form by __________
(the "Transferor").

The Transferor**/:

      |_| has requested the Trustee by written order to exchange for its beneficial interest in the Global Debenture held by the depository a Debenture or Debentures in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such global Debenture (or the portion thereof indicated above); or

      |_| has requested the Trustee by written order to exchange or register the transfer of a Debenture or Debentures.

            In connection with such requests and in respect of each such Debenture, the Transferor does hereby certify that the Transferor us familiar with the Indenture relating to the above captioned Debentures and as provided in
Section 2.06 of such Indenture, the transfer of this Debenture does not require registration under the Securities Act (as defined below) because:*

      |_| Such Debenture is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

      |_| Such Debenture is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)

--------
2/  Check applicable box.

      |_| Such Debenture is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

      |_| Such Debenture is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).


                                    _________________________________
                                    [INSERT NAME OF TRANSFEROR]

                                    By:______________________________

Date:____________________


                                       B-2